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                                                                     EXHIBIT 4.2


         THIS WARRANT AND THE UNITS ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                          WARRANT TO PURCHASE LLC UNITS

                                                                 August 8, 1998

         THIS WARRANT CERTIFIES THAT, for good and valuable consideration, ASCEND COMMUNICATIONS, INC. ("Holder") is entitled to purchase the Initial Number of paid and nonassessable units (the "Units") of BLUESTAR COMMUNICATIONS, LLC (the "Company") at the price of One Dollar ($1.00) per Unit (the "Warrant Price"), as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. The Initial Number at any time is the number equal to the total principal amount of the advances (the "Aggregate Principal") made under the $1,000,000 Secured Promissory Note, dated as of the date hereof, issued by the Company to the order of Holder (the "Note"); provided, however, that, upon the Company conversion from a limited liability company to a corporation, this Warrant shall be substituted for a new warrant issued by the Company which entitles Holder to purchase at the Warrant Price the number of shares of common stock of the Company determined by dividing the Aggregate Principal by the then Warrant Price and multiplying The resulting sum by one tenth.

         ARTICLE 1. EXERCISE.

         1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Units being purchased.

         1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Units determined by dividing (a) the aggregate Fair Market Value of the Units issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Units by (b) the Fair Market Value of one Unit. The Fair Market Value of the Units shall be determined pursuant to Section 1.3.

         1.3 Fair Market Value. If the Units are traded in a public market, the Fair Market Value of the Units shall be the closing price of the Units reported for the business day


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immediately before Holder delivers its Notice of Exercise to the Company. If the
Units are not traded in a public market, the Managers of the Company shall determine Fair Market Value in its reasonable good faith judgment.

         1.4 No Rights as a Member. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

         1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder a letter indicating Holder's interest in the Company and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Units not so acquired.

         1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

         1.7 Merger or Consolidation of the Company. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Units issuable upon exercise of the unexercised portion of this Warrant as if such Units were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

         1.8 Automatic Exercise. If, as of the last day of the term hereof, this Warrant has not been fully exercised, then as of such date this Warrant shall be automatically converted, in full, in accordance with Section 1.2, without any action or notice by the Holder.

         ARTICLE 2. ADJUSTMENTS TO THE SHARES.

         2.1 Unit Distribution. If the Company distributes Units pro-rata to Members for no consideration, then upon exercise of this Warrant, for each Unit acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Units of record as of the date the dividend or subdivision occurred.

         2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Units if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.


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The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this section shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 Adjustments for Combinations, Etc. If the outstanding Units are combined or consolidated, by reclassification or otherwise, into a lesser number of Units, the Warrant Price shall be proportionately increased and the number of Units acquirable hereunder shall be proportionately decreased.

         2.4 No Impairment. The Company shall not, by amendment of its Operating Agreement or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article 2 against impairment. If the Company takes any action affecting the Units or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Units issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.5 Fractional Units. No fractional Units shall be issuable upon exercise or conversion of the Warrant and the number of Units to be issued shall be rounded down to the nearest whole Unit. If a fractional Unit interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Unit interest by paying Holder an amount computed by multiplying the fractional interest by the Fair Market Value of a full Unit.

         2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price and the number of Units acquirable hereunder, the Company, at its expense, shall promptly compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect on the date thereof and the number of Units acquirable hereunder on such date and the series of adjustments leading to such Warrant Price and Unit number.

         ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Units which may be issued upon the exercise of the purchase



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right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Notice of Certain Events. If the Company proposes at any time (a) to distribute Units pro-rata to its members; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional Units of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) prompt prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Units will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above, prompt prior written notice of the date when the same will take place (and specifying the date on which the holders of Units will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

         3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Units, the Company shall deliver to the Holder:

             (a) as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, an unaudited balance sheet of the Company as of the end of such month, cash flow statements and an unaudited statement of operations of the Company for the portion of the Fiscal Year ended with such month prepared and certified by the chief financial officer of the Company, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments, and a comparison of such statements to the Company's operating plan or budget then in effect;

             (b) as soon as practicable after the end of each Fiscal Year, and in any event within ninety (90) days thereafter, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by the Company, which report shall state that such financial statements fairly present the Company's financial position at the end of such Fiscal Year;

             (c) as soon as available, and in any event, prior to the commencement of each Fiscal Year, a budget and business plan for the Company for such Fiscal Year;

             (d) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by the Company to its Members generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by the Company with the Securities and Exchange Commission or any securities exchange on which the Company's securities are listed; and



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             (e) with reasonable promptness, such other information as from time to time may be reasonably requested by Holder.

The Company's delivery obligations under this section shall terminate upon the Company becoming a Reporting Company.

         ARTICLE 4. MISCELLANEOUS.

         4.1 Term. The term of this Warrant shall commence on the date hereof and terminate on at 5:00 p.m., Pacific Time on the tenth (10) anniversary of the date hereof.

         4.2 Legends. This Warrant and the Units shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3 Compliance with Securities Laws on Transfer. This Warrant and the Units issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonable requested by the Company).

         4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer this Warrant or the Units issuable upon exercise of this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee. Unless the Company is a Reporting Company, it shall have the right to refuse to transfer this Warrant or the Units to any person who directly competes with the Company and/or its subsidiaries.

         4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished by the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.


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         4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         4.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         4.8 Remedies. Company stipulates that the remedies at law of Holder in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         4.9 No Original Issue Discount. The Company and the Holder hereby acknowledge and agree that this is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which includes the loans made by the Holder to the Company pursuant to the Secured Promissory Note, dated as of the date hereof (the "Loan"). The Company and the Holder further agree as between the Company and the Holder that the fair market value of this Warrant is equal to Five Hundred Dollars ($500) and that, pursuant to Treas. Reg. Sub. 1.1273-2(h), Five Hundred Dollars ($500) of the issue price of the investment unit shall be allocable to this Warrant and the balance shall be allocable to the Loan. The Company and the Holder agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. Sub. 1.1273, the original issue discount on the loan shall be considered to be zero.

         4.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

         4.11 Conversion. This Warrant is issued in connection with the conversion of the Company into a corporation, this Warrant shall be exchanged for a new warrant which is substantially identical to the terms hereof, but which also includes registration rights provisions reasonably acceptable to Holder; provided that the final registration rights shall be determined in consultation with any underwriters employed by the Company.



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                                       BLUESTAR COMMUNICATIONS, LLC.

                                       By /s/ Fredjoseph Goldner

                                       Title: CEO/President


REVIEWED AND AGREED TO:
ASCEND COMMUNICATIONS, INC.

By /s/Michael F. Ashby
Title: CFO




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                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase ___________ Units of Bluestar Communications, LLC pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Units in full.

         2. The undersigned hereby elects to convert the attached Warrant into Units in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Units covered by the Warrant.

         [Strike paragraph 1 that does not apply.]

         3. Please issue a certificate or certificates representing said Units in the name of the undersigned or in such other name as is specified below:



                      -------------------------------------
                                     (Name)


                      -------------------------------------

                      -------------------------------------
                                    (Address)

         4. The undersigned represents it is acquiring the Units solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                              --------------------------------
                                              (Signature)

                                              -----------------------
                                              (Date)




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